SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DECEMBER 3, 2002
(Date of Earliest Event Reported)

KEY TRONIC CORPORATION
(Exact Name of Registrant as Specified in Charter)

WASHINGTON
(State or Other Jurisdiction of Incorporation)

0-11559	91-0849125
(Commission File Number)	(IRS Employer Identification No.)

NORTH 4424 SULLIVAN RD.
SPOKANE, WASHINGTON 99216
(Address of Principal Executive Offices)

(509) 928-8000
(Registrant’s Telephone Number, Including Area Code)

ITEM 4.    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a)    Previous Independent Accountants

(i)	On December 3, 2002, Key Tronic Corporation (the “Company”) dismissed Deloitte & Touche, LLP (“D&T”) as the Company’s independent public accountants.
(ii)
The reports of D&T on the financial statements of the Company for each of the past two fiscal years, the fiscal years ended June 29, 2002 and June 30, 2001, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)	The decision to dismiss D&T was made and approved by the Audit Committee of the Board of Directors of the Company on December 3, 2002.
(iv)
During the Company’s two most recent fiscal years and through December 3, 2002, the Company has had no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of D&T would have caused it to make reference to the subject matter of the disagreement in its report on the financial statements of the Company for such years.

(v)	During the Company’s two most recent fiscal years and through December 3, 2002, the Company has had no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K.
(vi)
The Company has requested that D&T furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. A copy of such letter, dated December 3, 2002, is filed as Exhibit 16.1 to this Form 8-K.

(b)    Engagement of New Accountants

(i)	BDO Seidman, LLP (“BDO”) has been engaged by the Company as its new independent public accountants to audit the Company’s statements for the fiscal year ending June 28, 2003.
(ii)
Prior to the engagement of BDO, the Company (or someone on behalf of the Company) had not consulted with BDO during its two most recent fiscal years and through the date of this report in any matter regarding: (A) with the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither was a written report provided to the Company nor was oral advise provided that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (B) the subject of either a disagreement or a reportable event defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)    EXHIBITS

The following exhibit is filed herewith:

Exhibit No.	Description of Document

16.1	Letter from Deloitte & Touche LLP dated December 3, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 9, 2002.

KEY TRONIC CORPORATION

By:	/S/ RONALD F. KLAWITTER
Ronald F. Klawitter Executive Vice President of Administration and Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

16.1	Letter from Deloitte & Touche LLP, dated December 3, 2002.